EXHIBIT 2.2

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “First Amendment”) is entered into as of the 6th day of June, 2016, by and between First Mid-Illinois Bancshares, Inc., a Delaware corporation (“Parent”), and First Clover Leaf Financial Corp., a Maryland corporation (the “Company”).
WHEREAS, Parent and the Company are parties to that certain Agreement and Plan of Merger, dated as of May 26, 2016 (the “Agreement”), pursuant to the terms of which the Company will merge with and into Parent;
WHEREAS, Section 9.6 of the Agreement prohibits any modifications or amendments to the Agreement other than by written agreement of Parent and the Company; and
WHEREAS, the Parent and the Company desire to amend the Agreement as herein provided.
NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, subject to the terms and conditions set forth herein, Parent and the Company hereby agree as follows:
1.    General. The Agreement is amended, as of the date on which Parent and the Company execute this First Amendment, by adding, deleting or otherwise modifying the provisions of the Agreement as noted herein. This First Amendment is part of the Agreement. All other provisions of the Agreement remain intact and by signing below, each of Parent and the Company reaffirms its agreement to be bound by the terms and conditions of the Agreement (as hereby amended by this First Amendment). Capitalized terms used but not defined in this First Amendment shall have the same meanings ascribed to such terms in the Agreement.
2.    Amendment. The first sentence of Section 5.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Following the Effective Time, Parent or the applicable Parent Subsidiary shall cause the Employees to be covered by a severance policy under which any Employees who incur a qualifying involuntary termination of employment within twelve months after the Closing Date will be eligible to receive severance pay in accordance with the severance pay schedule set forth on Schedule 5.1(c), the receipt of such severance to be conditioned on the Employee’s execution of a release of claims.”

3.     Ratification. As amended by this First Amendment, the Agreement is in all respects ratified and confirmed, and as so amended by this First Amendment, the Agreement shall be read, taken and construed as one and the same instrument. Upon the execution of this First Amendment, each reference in the First Agreement or the Agreement to “this Agreement,” “hereby,” “hereunder,” “herein,” “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this First Amendment. Any and all notices, requests, certificates and other instruments executed and delivered prior to, on or after the date of this First Amendment may refer to the Agreement without making specific reference to this First Amendment, but nevertheless all references to the Agreement shall be a reference to such document as amended hereby.

4.    Counterparts. This First Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of Parent and the Company and delivered to the other parties, it being understood that Parent and the Company need not sign the same counterpart.
** Signature Page Follows **

IN WITNESS WHEREOF, Parent and the Company have each executed this First Amendment to Agreement and Plan of Merger as of the day and year first written above.

FIRST MID-ILLINOIS BANCSHARES, INC.

By: /s/ Joseph R. Dively
Name: Joseph R. Dively
Title: Chairman / CEO

FIRST CLOVER LEAF FINANCIAL CORP.

By: /s/ P. David Kuhl
Name: P. David Kuhl
Title: President and CEO

[Signature Page to First Amendment to Agreement and Plan of Merger]